Exhibit 99.28

MBNA MASTER CREDIT CARD TRUST II

SERIES 1997-I

KEY PERFORMANCE FACTORS
September 30, 1997



        Expected B Maturity                                        8/16/04


        Blended Coupon                                              6.4847%



        Excess Protection Level
          3 Month Average   2.71%
          September, 1997   2.71%
          August, 1997                                                   N/A
          July, 1997                                                   N/A


        Cash Yield                                  17.31%


        Investor Charge Offs                         4.36%


        Base Rate                                   10.25%


        Over 35 Day Delinquency                      4.84%


        Seller's Interest                           12.31%


        Total Payment Rate                          12.46%


        Total Principal Balance                         $30,549,822,447.26


        Investor Participation Amount                      $750,000,000.00


        Seller Participation Amount                      $3,759,687,928.77